THIS FIBER OPTIC TELECOMMUNICATIONS SERVICE EXCHANGE AGREEMENT DATED AS OF MAY 14, 1999 (THIS "AGREEMENT"), ENTERED INTO BY AND BETWEEN AVANTEL, S.A., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED MEXICAN STATES, HAVING A PLACE OF BUSINESS AT LIVERPOOL 88 PB, COL. JUAREZ, 06600, MEXICO, D.F. ("AVANTEL"), REPRESENTED BY JOSE MARIA ZUBIRIA MAQUEO, AND TELEREUNION, S.A. DE C.V. ("TELEREUNION"), A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED MEXICAN STATES, HAVING A PLACE OF BUSINESS AT TLACOQUEMECATL NO. 21, COL. DEL VALLE, 03200, MEXICO, D.F., REPRESENTED BY OSCAR GARCIA.

                                   WITNESSETH:

WHEREAS, Avantel and Telereunion are the owners and operators of a fiber optic telecommunications network within the United Mexican States;

WHEREAS, Telereunion and Avantel have each developed and constructed fiber optic telecommunications network (respectively, the "Telereunion System" and the "Avantel System" and each sometimes referred to herein as the respective Party's "System") that are located on physically diverse routes serving different regions; and

WHEREAS, Telereunion and Avantel wish to connect their Systems on the specific route segment(s) from time to time identified in schedules to be attached hereto and made a part hereof, identified below so as to exchange transmission fiber capacity so that each carrier has fiber capacity serving the same regions via physically diverse routes; and

WHEREAS, the Parties wish to set forth in this Agreement the terms and conditions under which they will exchange such fiber capacity;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, Telereunion and Avantel hereby agree as follows:


ARTICLE  I.          DEFINITIONS

The following terms shall have the following definitions for the purposes of this Agreement:

AFFILIATE:          of  Telereunion  or  Avantel  as the case may be,  means any
---------           person or entity that directly or indirectly  through one or more intermediaries controls, is controlled by or is under common control of Telereunion or Avantel, as the case may be. Except for the purposes of this Agreement, Avantel shall not be deemed to be an Affiliate of Telereunion and Telereunion shall not be deemed to be an affiliate of Avantel.

                    For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, whether through the ownership of voting securities or stock, by contract, or otherwise.

AGREEMENT:          means this Agreement and its Exhibits.
---------


COLLOCATION SPACE: means space provided to the Fiber Recipient in the ------------------ facilities of the Fiber Provider. Fiber Recipient shall receive 7x24 access to space under the terms and conditions agreed upon by both Parties. Unless otherwise stated, space is provided free of charge. Space shall be allocated on a standard basis on a per fiber pair basis. Space standards for POP's and regenerator sites may vary. The specification of Collocation Space and Standards are set forth in the attached Exhibit C.

COMMENCEMENT/
-------------
CERTIFICATE
-----------
OF  ACCEPTANCE:     means the notice on which  Telereunion  or  Avantel,  as the
--------------      case  may  be,  issues  the  Certificate  of  Acceptance  in accordance with Article 2.3.

CONNECTIONS:        means the point at which the Fiber  Exchange  is  spliced or
------------        terminated with Equipment,  Fiber Recipient  System,  or the equipment or fiber optic filaments of a Third Party.

DEMARCATION POINT: means the point, which defines where responsibilities such ------------------ as installation, maintenance, etc. of each of the Parties begins and ends. The Demarcation Point shall be a particular DSX cross-connect panel at the POP at both Segment ends and both sides of a signal regenerator site, as specified in Exhibit A.

EQUIPMENT:          means the power equipment and electronic  devices  equipment
----------          including,  without limitation repeaters,  junctions,  patch panels, alarm monitoring equipment, and other equipment necessary to provide a network fiber transmission capacity located on the sides of the Demarcation Points. The word
                    "equipment" when not capitalized refers to equipment of any type.

END-USER:           means any person (including the Fiber Recipient,  as defined
--------            below) using for revenue bearing, communication purposes the services,  or any  portion  thereof,  provided  to the Fiber
                    Recipient under this Agreement, regardless of whether that person is in private with the Fiber Recipient.

EXCHANGED  FIBER:   means  the  aggregate  of Fiber  Exchange  pursuant  to this
-----------------   Agreement.

FIBER  EXCHANGE:    equivalent  units  being  swapped  for  no  net  cost.  Each
---------------     equivalent unit is to be defined in a separate Appendix.


FIBER  PROVIDER:    means the Party providing the relevant Fiber Exchange.
---------------

FIBER  RECIPIENT:   means the Party receiving the relevant Fiber Exchange.
----------------

LAWS  AND
---------
REGULATIONS:        means all  government  statutes,  laws,  codes,  ordinances,
------------        judgments, decrees, injunctions, permits and regulations;

NETWORK
-------
SPECIFICATIONS
--------------
AND  OPERATING
--------------
STANDARDS:          means those specifications set forth in the attached Exhibit
----------          D, as well as applicable  common industry  standards,  which the Parties will meet and comply with in the provision of Exchanged Fiber hereunder.

POP  OR  POINT
--------------
OF  PRESENCE:       means a facility situated in either the Telereunion's System
-------------       or Avantel's  System at which the operator of the System can add or drop transmission facilities. POP facilities include, without limitation, electrical and/or optical equipment, electrical power, air conditioning and other environmental conditioning.

PROTOCOL  OF
------------
ACCEPTANCE:         Set as activities  and events set forth in Exhibit E related
-----------         to the test of both stand-alone and network interoperability that  warrantees  the  proper  functionality  of  the  Fiber
                    Exchange.

REGENERATOR  SITE:  means a facility  situated  between POPs were optical signal
-----------------   is reproduced or amplified.  Fiber Exchange may not be added or dropped from that location.

RELATIONSHIP
------------
MANAGERS            means any Management person designated either by Telereunion
--------            or  Avantel   respectively,   authorized  to  negotiate  any
                    documentation related to any provision of this Agreement.

ROUTE:              means the path on which the Fiber  Exchange  will be located
------              as set forth in Exhibit A including, the Demarcation Points.

SEGMENT:            means the portion of the Fiber Provider's (as defined below)
-------             System between any two of the Fiber  Provider's  POP's which are located along the route of a Fiber Exchange. Within a Segment there may exist regenerator sites as necessary to propagate the optical signal.

STRUCTURES:         means the structure supporting the fiber including,  without
-----------         limitations  poles,  conduits,  risers, and associated steel works, including without limitation lateral, located on or in easements, street licenses, and/or right of way.

SYSTEM CONNECTION: means a fiber optic cable or other digital medium, which ------------------ connects a Telereunion POP and an Avantel POP at each end of a Fiber Exchange route.

THIRD  PARTY:       means any person or entity that is not a Party, an Affiliate
-------------       Party, or a successor permitted assignee of a Party.

THIRD  PARTY
------------
CHARGES:            means any charges,  fees,  taxes and terms and conditions of
--------            service  imposed by a Party  other than the Fiber  Provider,
                    including,   but  not  limited  to,  rate   fluctuations  in
                    telephone tariffs, communications charges and access charges that are imposed or enacted by access suppliers to a third
                    Party provider after the date of signing of this Agreement.

ARTICLE  II.          FIBER  OPTIC  EXCHANGE

2.1 The Fiber Optic Exchange(s) that are to be exchanged pursuant to this Agreement shall from time to time be specified in Exhibit A (which shall be completed for each Fiber Exchange, but which shall not be effective unless signed by Telereunion and Avantel's respective Relationship Managers as well as from the company's legal representative, or their successors-in-interest.) Each Party agrees to act as a Fiber Provider and as a Fiber Recipient, subject to the terms of this Agreement. The Parties further agree that only equivalent (symmetrical) and mutually beneficial exchanges of fiber shall be considered as Fiber Exchange. (Equivalency shall be determined on a case-specific basis.)
Each Exhibit A shall include the relevant Segment end points, Regenerators Sites, time periods, exchanged capacity quantities, delivery dates, equivalency basis statement, definition of System Connection design, delivery and financial responsibilities, LEC or Third Party approved cross-connections or services, collocation space and cost definitions needed to effect each exchange of Fiber Exchange.

2.2 Promptly after the Parties have determined the scope of the work to be performed to establish System connections and LEC cross-connections, the Parties shall cooperate to cause such work to be performed in compliance with the procedures set forth in the attached Exhibit B and shall share equally the cost of such work, including the cost of any circuits leased from a third Party (unless otherwise specified in writing). Each Party shall individually bear the cost of adding any new equipment to its POP, Regenerator Site or the fulfillment of collocation space obligations.

2.3 Upon completion of the work specified in Section 2.2 hereof, the Parties shall perform an acceptance and performance test for a duration of 2 weeks or less based upon the specification and measurement criteria stated in the Network Specifications and Operating Standards and the Protocol of Acceptance, to determine that the relevant Fiber Exchange is functioning properly. When the Fiber Recipient has determined that the capacity to be received meets the Network Specifications and Operating Standards and the Protocol of Acceptance measurement criteria, Fiber Recipient shall complete and deliver to the other Party a Commencement/Certificate of Acceptance in the form attached hereto as Exhibit G.

2.4 Fiber Exchange services hereunder do not include any multiplexing/ demultiplexing; "drop and insert capabilities"; or the obtaining of any local access service unless agreed by the Parties hereto. Such arrangements and any associated costs will be incorporated into Exhibit A of this Agreement.

ARTICLE  III.     OPERATION  AND  CONTROL

ARTICLE  III.     OPERATION  AND  CONTROL

3.1 Telereunion and Avantel or their respective designees authorized under their respective title concessions shall control, operate and maintain their own systems and shall do so in a manner consistent with the Network Specifications and Operating Standards. The Parties shall be subject to and agree to comply with all the technical and operational requirements imposed by the other Party upon to the End-User of the Fiber Provider's System so long as such requirements are consistent with the Network Specifications and Operating Standards and this Agreement.

3.2 In the event Telereunion chooses to transfer control over all or any part of Telereunion's network assets, unless it is part of the merger, acquisition or transfer of Telereunion's concession, Avantel will have the first right of refusal to assume financial responsibility of the network fiber capacity. To this extent, Telereunion will make its best efforts to assit Avantel, within 60 days after the execution of this Agreement, in any financial negotiation with Telereunion's lenders.

3.3 In the event that any Party decides to sell all or any portion of the underlying Fiber Exchange asset, unless it is part of the merger, acquisition or transfer of any Party concession, the sell shall be subject to the following procedure:

     3.3.1 No Party may sell all or any portion of the Fiber Exchange asset to a Third Party without the prior written notification to the other Party.

     3.3.2 In the event a Party (the Selling Party) desires to sell all or any portion of the Fiber Exchange assets (the Offered Fiber Exchange) to a Third Party, the Selling Party must do its best efforts, including any legal action, to enforce the Buying Party to comply with and honor the terms and conditions set forth in this Agreement.

3.4 Telereunion agrees, to the extent possible, grant the First Right of Refusal to Avantel in case Telereunion decides to sell all or part of the Fiber Exchange asset or the whole Telereunion's network capacity. To this extent, Telereunion will make its best efforts to assit Avantel in any financial negotiation with Telerunion's lenders.

3.5 In the event that any Party decides to sell all or any portion of the underlying Fiber Exchange asset, or upon the occurrence of a change of control of any of the Parties, the other Party will have the right to terminate this Agreement within two years after any of these events is completed.

ARTICLE  IV.     POINTS  OF  DEMARCATION

4.1     Marking.  The Demarcation Point shall be identified on Exhibit B at each
        --------
Connection  to  the  route.

4.2     Fiber  Provider  Responsibility.  Fiber  Provider shall secure rights of
        -------------------------------
way and easements for and otherwise be responsible for the System Connection on the Fiber Exchange portion provided to the Fiber Recipient. Fiber Provider shall ensure that the System Connection provided to the Fiber Recipient shall be designed in a manner that is consistent with the Network Specifications and Operation Standards, and will not conflict physically or otherwise interfere with joint users of the Fiber, Fiber Exchange accessories, structures or any other property needed in the installation, construction, maintenance or use of the Fiber. Fiber Provider shall also obtain any government approvals necessary for the installation, maintenance, and ownership of Equipment installed and/or used on the side of the Demarcation Point.

ARTICLE  V.     MAINTENANCE

5.1     Fiber Provider's Obligations.  Fiber Provider shall, at its own expense,
        -----------------------------
maintain and repair, or cause to be maintained and repaired, the Fiber Exchange provided to the Fiber Recipient, including emergency repairs, pursuant to
Exhibit I Maintenance Specifications. Fiber Provider reserves the right, but not the obligation, to perform such maintenance with its own crews or contractors, or those of its Affiliates. Fiber Recipient shall have the right to have a representative available, at Fiber Recipient's expense, to assist Fiber Provider in any maintenance or repair of the Fiber Exchange provided to the Fiber Recipient. At all times during this Agreement, Fiber Provider shall take all necessary steps to ensure that the Fiber Exchange provided to the Fiber Recipient operate in a manner consistent with the Network Specifications and Operation Standards. It is Fiber Provider's intention, and Fiber Provider represents and warrants, that maintenance work performed by Fiber Provider on the Fiber Exchange provided to the Fiber Recipient will not normally result in interruptions or defects. If Fiber Provider's routine maintenance is of the sort that it could jeopardize any Fiber Recipient's use of the Fiber Exchange provided by the Fiber Provider or require the interruption of all or any portion of the use, Fiber Provider shall so notify Fiber Recipient in writing via facsimile or e-mail at least sixty (60) days before such interruption.

5.2     Periodic  Inspection.  Subject  to  the  limitations on access specified
        ---------------------
below, Fiber Provider shall have the right to make reasonable Periodic Inspections of Fiber Recipient's operations occupying or affecting Fiber Provider's or its Affiliates' property. Such Periodic Inspections shall be for the sole purpose of facilitating Fiber Provider's maintenance obligations hereunder, and Fiber Provider shall not have access to any property or information which Fiber Recipient in its sole discretion deems irrelevant to such maintenance obligations. Fiber Provider will give Fiber Recipient at least sixty (60) advance written notice of any periodic inspections. A representative of Fiber Recipient may accompany Fiber Provider's representative on all Periodic Inspections, at Fiber Provider's expense. Such inspections shall be at Fiber Provider's expense.

5.3 Fifteen (15) calendar days prior notification to the Service Recipient is required for normal routine maintenance scheduled by the Service Provider for its System if such maintenance will produce an outage on the Capacity Exchange. Both parties will use their reasonable efforts to accommodate reasonable requests and to schedule a mutually acceptable interval in which normal routine maintenance may be performed.

5.4     Fiber  Recipient's  Obligations.  Fiber  Recipient  shall  be  solely
        --------------------------------
responsible for all aspects of the operation of the Fiber Recipient System and the operation and maintenance of the Fiber Recipient System, Connections, and Equipment.

5.5     Emergency  Maintenance.  Fiber  Provider  shall  give Fiber Recipient as
        -----------------------
much advance notice of emergency maintenance as is practically and reasonably possible under the circumstances. For purposes of this section, "emergency maintenance" is defined as maintenance not reasonably anticipated or preventable by Fiber Provider, but reasonably necessary to restore lost or disrupted use of the Fiber Exchange provided to the Fiber Recipient.

ARTICLE  VI.     ACCESS  TO  SITE

6.1     Access  by  Fiber  Recipient.  Fiber  Provider  agrees,  upon reasonable
        -----------------------------
request to allow Fiber Recipient's representative direct ingress and egress to Fiber Provider's property or the property on which Fiber Provider has placed Fiber Exchange provided by Fiber Provider, in connection herewith for the purpose of facilitating the purposes of this Agreement, and to permit Fiber Recipient to be on Fiber Provider's premises at such times as may be required to test, repair and conduct emergency repairs to the Fiber Exchange provided to Fiber Recipient, as specified above, or to observe Fiber Provider's testing, maintenance and repair of the Fiber, Fiber Exchange accessories, Structures, and other facilities and equipment. Employees and agents of Fiber Recipient shall, while on the premises of Fiber Provider, comply with all rules and regulations, including, without limitation, security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances.

6.2     Access  by  Fiber  Provider.
        ---------------------------

(a) In no event shall Fiber Provider be permitted access to the property of Fiber Recipient or its Affiliates without prior notice to Fiber Recipient and agreement to a mutually acceptable time.

(b) Fiber Provider shall at all times perform its work in accordance with the applicable provisions of local, state and federal occupational safety and health laws. Fiber Recipient shall have the authority to suspend Fiber Provider's work or operations in and around Fiber Recipient's property if, in the sole judgment of Fiber Recipient, at any time hazardous conditions arise or any unsafe practices are being followed by Fiber Provider, its employees, agents or contractors and Fiber Provider fails to correct such conditions. The presence of Fiber Recipient's authorized employee or agent(s) shall not relieve Fiber Provider of its responsibility to conduct all of its work operations in and around Fiber Recipient's property in a safe and workmanlike manner, and in accordance with the terms and conditions of this Agreement.

ARTICLE  VII.     INTERRUPTIONS

7.1 Upon receipt of telephonic notice (to the trouble reporting numbers detailed in the Exhibit F) that the Fiber Exchange provided hereunder on any Segment is not operating in compliance with the Network Specifications and Operating Standards and the measurement criteria indicated in the Protocol of Acceptance, the Parties agree to work cooperatively and with due diligence to locate the problem and restore the service within two (2) hours after the point of failure is exposed and fibers are ready to be spliced.

7.2 If the system Connection is not brought into compliance within two (2) hours, then the repair needs shall be escalated to the Parties designated in Exhibit F, Contact/ Escalation List. Restoration of the Fiber Exchange service will be considered closed, whenever the Fiber Recipient is able to send a fiber signal between nodes that were malfunctioning, according to the Network Specifications and Operating Standards and the measurement criteria as indicated in the Protocol of Acceptance certified by both parties.

7.3 Regardless of the foregoing, if a system is not brought into compliance with the Network Specifications and Operating Standards within eight (8) hours, the Fiber Recipient may at its option charge the Fiber Provider a service charge for each non-compliance Fiber Exchange, measured from the telephonic notice until the malfunction has been repaired, and calculated at the rate US$10,000 per hour. When the Segment has been repaired by the Fiber Provider, a mutual end to end performance test will be completed to ensure the Segment is operating in compliance with the Network Specifications and Operating Standards and an Exhibit G form shall be executed by the Fiber Provider and signed by the Fiber Recipient. In case the interruption is attributed to the System Connection located in CFE facilities, or to the facilities of any other Third Party, the eight (8) hour term will begin at the time CFE or the Third Party gives access to Avantel's and Telereunion's personnel to such facilities.


7.4 If the Fiber Exchange has repeatedly malfunctioned an unreasonable number of times, the Fiber Recipient of the Segment may elect to terminate its use. In this case, the Fiber Provider will be required to discontinue the use of the corresponding Fiber Exchange or at its option purchase from the Fiber Recipient at 1.2 times the market effective rate for a like fiber capacity on a monthly lease basis. The Fiber Recipient must provide this leased service for a minimum period of 6 months.

7.5 In the case Fiber Provider cannot restore the service within 24 hours, the Fiber Recipient may at its own cost, take any and all necessary actions to put the Fiber Exchange back into service. The Fiber Provider must be notified in writing of the intent to exercise these corrective actions. This notice will be provided in writing to the Fiber Provider network operations center available on a 7x24 hour basis as set forth in Exhibit "E".

7.4 A current list of contact numbers and escalation contacts is attached as Exhibit F. Any material updates of this list shall be provided in writing to the other Party.

ARTICLE  VIII.     ROUTE  CHANGES

8.1 In the case Telereunion or Avantel substitutes, changes, eliminates or rearranges any of its facilities which it owns in providing the service hereunder, including, but not limited to, the substitution of different equipment or facilities, the changing of operating or maintenance characteristics of facilities, or the changing of its operations or procedures, such substitution, change, elimination or rearrangement by one Party shall not cause such Party's system to fail to comply with the Network Specifications and Operating Standards, or will require any change to the other Party's system to continue with the provision of the service hereunder. Notwithstanding any such change, such Party shall continue to provide the other Party with the same Fiber Exchange as was provided prior to the change, substitution, elimination or rearrangement. Such Party initiating the change/rearrangement shall assume all costs associated, if it's the case, with disconnecting or reconnecting the Party's system in the event such Party substitutes, changes, eliminates or rearranges any facilities used in providing service under this Agreement. However, neither Party shall change out the System Connection facilities, electronics, or physical routing of Fiber Exchange with prior notification to the other Party. The notification shall detail the specifics of the proposed change. Neither Party shall change the physical routing of Fiber Exchange without the prior written consent of the other Party. The consent may be withheld in the sole discretion of the Fiber Recipient if such change would result in the loss of physical diversity by the Fiber Recipient.8.1

8.2 The characteristics and methods of operation of the circuits, facilities or the equipment provided by the Parties under this Agreement, shall not interfere with or impair the service over the facilities of the other Party or its Affiliates, cause damage to their plant, impair the privacy of any communications carried over their facilities or create hazards to their employees, agents or the public.

8.3     Access  to  New  Additions.  Fiber  Provider  in its sole discretion may
        ---------------------------
construct one or more extensions to its Backbone Network and may offer to provide Fiber Recipient additional fibers for its use as Fiber Exchange, consistent with the terms of this Agreement. If Fiber Recipient seeks to use such additional fibers, Fiber Recipient may submit to Fiber Provider a completed form as specified in Exhibit H. Request for Route Change, with proposed revisions to Exhibit A, and Fiber Provider shall not unreasonably withhold its acceptance of the Request for Route Change.

(a) Upon acceptance of the Request for Route Change by Fiber Provider, Fiber Provider will undertake to extend the Fiber Recipient fibers to Fiber Recipient's sites or new sites in accordance with the terms of this Agreement. Fiber Provider and Fiber Recipient shall cooperate in providing access to such sites so as to minimize any interference with the use of the Fiber Recipient System, the Fiber Exchange, and Structures, to the extent reasonably possible, by either Party and to avoid conflicting physically or otherwise interfering with joint users of the Fiber Exchange, Fiber
     Exchange accessories, Structures or any other property needed in the installation, construction, maintenance or use of the Fiber Exchange. Any such relocation, replacement, or rebuilding shall be accomplished consistently with the Network Specifications and Operation Standards and the Protocol of Acceptance.

(b) Upon acceptance of the Request for Route Change by Fiber Provider, Exhibit B shall be revised to reflect the new Demarcation Points and Route, and, subject to the terms mutually agreed upon by the Parties in the Request for Route Change, the terms of this Agreement shall apply to such revised Route.

8.4 If Telerunion decides to expand its fiber network buildout, they will build the first 300 Kilometers in the cities not on the Avantel network. On these new routes, Avantel will receive 4 fiber up to 300 kilometers of route as part of this initial exchange.

8.5       Relocation,  Replacement,  Removal  or  Rebuild  of  Fiber  Exchange
          --------------------------------------------------------------------

(a) In the event that Fiber Recipient requests relocation, replacement, or rebuild of the portion of the Fiber Exchange, Fiber Recipient shall submit to Fiber Provider a completed form as specified in Exhibit [H], Request for Route Change, to request an acceptable new location, and Fiber Recipient shall Exchange Fiber with or pay Fiber Provider its actual costs of any such work, provided such costs are agreed to in advance and are reasonable. Fiber Provider and Fiber Recipient shall cooperate in performing such relocation, replacement, or rebuilds so as to minimize any interference with the use of the Fiber Recipient System, the Fiber Exchange, and Structures, to the extent reasonably possible, by either Party and to avoid conflicting physically or otherwise interfering with joint users of the Fiber Exchange, Fiber Exchange accessories, Structures or any other property needed in the installation, construction, maintenance or use of the Fiber. Any such relocation, replacement, or rebuilding, shall be accomplished consistently with the Network Specifications and Operation Standards and the Protocol of Acceptance.

(b) In the event that during the Term of this Agreement Fiber Provider is required by public authorities, or lawful order or decree of a regulatory agency or court to relocate, replace, remove or rebuild all or a portion of the Fiber Exchange provided to the Fiber Recipient the cost of any such work including the costs of relocation of Equipment and new Connections to the Fiber Exchange, shall be shared on a Pro Rata basis between Fiber Recipient and Fiber Provider. If the relocation, replacement, removal, or rebuilding of the Fiber Exchange is requested or caused by a party who is not a public authority, agency or court, Fiber Provider shall attempt to obtain reimbursement of Fiber Provider's costs from said Third party. Fiber Provider and Fiber Recipient shall cooperate in performing such relocation, replacement, removal, or rebuilding so as to minimize any interference with the use of the Fiber Exchange provided to Fiber Recipient, the Fiber Exchange and Structures, to the extent reasonably possible, and to avoid conflicting physically or otherwise interfering with joint users of the Fiber Exchange, Fiber Exchange accessories, Structures or any other property needed in the installation, construction, maintenance or use of the Fiber. Any such relocation, replacement, removal, or rebuilding shall be accomplished consistently with the Network Specification and Operation Standards and the Protocol of Acceptance.

ARTICLE  IX.              INSURANCE

Throughout the term of this Agreement, Avantel and Telereunion shall insure the portions of fiber to be exchanged, against such risks and for such amounts and subject to such deductibles as is customary in the telecommunications industry and is reasonably acceptable to both Parties.

ARTICLE  X.          PRICING  STRUCTURE

10.1 As specified herein, this Agreement contemplates that Telereunion and Avantel each, as a Fiber Provider, shall make available to the other, and Telereunion and Avantel each, as a Fiber Recipient, shall be entitled to receive and use the Fiber Exchange specified in Exhibit A hereto. Accordingly, except as provided in Section 7.1 hereof, neither Party, as a Fiber Provider, shall assess the other, as a Fiber Recipient, a charge or fee for any Fiber Exchange used by a Fiber Recipient pursuant to this Agreement. There may be charges associated with excess swap units, as specified in the swap Exhibit B. Unless mutually agreed upon, there will be no charges for floor space, power, maintenance, or environmental conditioning expenses associated with System Connections. Responsibility for costs associated with any future System Connections will be defined and agreed between Telereunion and Avantel prior to installation of any such System Connection. Neither Party shall be responsible for charges not mutually agreed to in writing, in advance, by such Party.

10.2 All the agreed-to amounts invoiced under this Agreement shall be paid within thirty (30) business days after the date of receipt of the invoice. If a Party shall dispute in good faith the amount of any such invoice, the disputing Party shall pay the portion which is not being disputed in such invoice. The disputed portion of the invoice must be attached together with a written explanation of the reasons for the dispute. A Late Payment Charge of the Mexican Inter Bank rate plus 5% may be imposed on undisputed past due amounts.

ARTICLE  XI.          OWNERSHIP  AND  TAXES

11.1 Each Fiber Provider will at all times have title of ownership to the fiber, Fiber Exchange accessories, any property installed or constructed on Structures, and Structures that are a part of its network while, each Fiber Recipient shall be deemed to have an indefeasible right of use of such assets needed to make use of the Fiber Exchange while this Agreement is valid. By no means, this Agreement shall constitute an encumbrance of the assets abovementioned.

11.2     Income  Taxes.  Each  Party  will  be  responsible  for  paying its own
         -------------
existing or future Federal, state and local income, franchise and/or the similar existing or future taxes imposed on business activities or entities.

11.3     Sales  Taxes.  Telereunion and Avantel agree that Fiber Recipient shall
         ------------
pay for all sales, use and excise taxes, if any, related to the service provided under this Agreement and any other taxes which are by the terms of the relevant statute or ordinance imposed upon the entity receiving the services provided under this Agreement; provided that, where permitted, the Fiber Recipient may provide sale or resale exemption certificates to the Fiber Provider. In no case, shall a Fiber Recipient be responsible for any income taxes levied upon the Fiber Provider's income, including any gross receipts taxes assessed in lieu of income or property taxes; provided that, if the terms of the relevant statute or ordinance imposes such tax upon the person receiving the services provided under this Agreement, then the Fiber Recipient shall be liable for such tax. Anything to the contrary in this Paragraph 11.3 notwithstanding, either Telereunion or Avantel shall be entitled to protest and/or contest by appropriate proceedings any such tax for which it may be liable hereunder; provided, however, if either Party shall pursue any such protest and/or the other Party suffers or incurs damages as a result thereof, THE PARTY PURSUING THE PROTEST SHALL INDEMNIFY THE OTHER PARTY AGAINST ANY SUCH RELATED DAMAGES, CLAIMS OR JUDGMENTS, INCLUDING, WITHOUT LIMITATION, ANY LIENS OR ATTACHMENTS.

11.4     Property  and  Other  Taxes  and  Fees.  Fiber  Provider  shall pay all
         --------------------------------------
existing or future federal, state or local excise, ad valorem, property or similar taxes or any similar fees such as license fees or user fees imposed on Fiber Provider or its Affiliates, which are attributable to the presence of fiber, including Fiber Exchange provided to Fiber Recipient, Fiber Exchange accessories, or Equipment on Structures or the construction on new Structures.

11.5     Levy. Fiber Provider agrees that Fiber Provider will properly remit all
         ----
tax payments in a timely manner to the applicable taxing authorities or governmental agencies and will not cause the Fiber Exchange to be levied, attached, or otherwise encumbered by any taxing authority or governmental agency through any failure to remit such payments.

ARTICLE  XII.        GOVERMENT  APPROVALS,  PERMITS,  AND  CONSENTS

12.1 In executing this Agreement Avantel and Telereunion represent that they will obtained all approvals and consents, if necessary, that may be required from all federal, state, and local government authorities having appropriate jurisdiction regarding the Fiber Exchange between the Parties, and the Parties ownership, installation, maintenance, or replacement of the facilities necessary to provide such Fiber Exchange between Avantel and Telereunion.

12.2 Notwithstanding the foregoing, if Fiber Provider is prohibited from furnishing the Fiber Exchange provided for in this Agreement or if any material rate or term contained herein is substantially changed to the detriment of Fiber Recipient by ruling, regulation, statute, or order of the highest court of competent jurisdiction to which the matter is appealed, then Fiber Recipient and Fiber Provider will work together in good faith to resolve or modify any rate or term to comply with the new rules or regulations.

12.3 Fiber Provider shall indemnify Fiber Recipient, its employees, officers, agents and assigns for any liability, claims or compliance costs arising out of any material breach of the foregoing representations.

ARTICLE  XIII.     LIENS

13.1 Neither Party shall in any way encumber or cause to be encumbered the Fiber Exchange, without the prior notice and consent of the other Party.

13.2 If, notwithstanding the above, any property of Fiber Recipient or its Affiliates becomes encumbered by any unauthorized liens, claims, or other encumbrance as a result of any act or omission of Fiber Provider, Fiber Provider shall to the fullest extent permitted by law take all actions necessary to remove such encumbrances from Fiber Provider's and its Affiliates property. If the property of Fiber Recipient or its Affiliates becomes encumbered as a result of the acts or omission of Fiber Provider, Fiber Provider shall, in addition to all other available legal, equitable, and administrative rights or remedies, (i) discharge the encumbrance as soon as possible, but not later than (30) days; and
(ii) indemnify and hold harmless Fiber Recipient and its Affiliates and their officers, directors, employees, agents, servants, and assigns from said encumbrance.

ARTICLE  XIV.          INDEMNITY

14.1 Telereunion and Avantel (the "Indemnitor") shall, to the fullest extent permitted by law, to indemnify, defend, protect and hold harmless Telereunion or Avantel, as the case may be, (the "Indemnitee"), its employees, officers, directors and agents, from and against any liability for any injury to any person (including death) or any loss or damage to any property or facilities of any entity (including that of the Indemnitee or any other Party) arising out of or resulting in any way from the acts or omissions, negligent or intentional, of the Indemnitor, its officers, employees, servants, affiliates, agents or contractors.

14.2 Telereunion and Avantel (the "Indemnitor") shall, to the fullest extent permitted by law, assume, protect, defend, indemnify, and save harmless the other (the "Indemnitee"), its directors, officers, employees, and agents from and against any and all claims or suits of any kind whatsoever, and any and all attendant expense, including attorney's fees and court costs for libel, slander or invasion of privacy, or based on the infringement or violation of the right of any person under any patent, trademark, trade secret, or copyright, arising out of, occurring in, or in connection with, the manufacture, sale, combining or use of any equipment or materials used by the Indemnitor in providing service pursuant to this Agreement.

14.3 Telereunion and Avantel (the "Indemnitor") shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the other Party (the
"Indemnitee"), its employees, officers, directors and agents from and against any and all losses, liabilities, damages and expenses (including without limitation costs of judgment and attorney's fees) arising from or related to claims, actions or proceedings of the Indemnitor's customers or the Indemnitor's End Users for errors, omissions, delays or interruptions in the service provided under this Agreement, and all other claims arising out of any act or omission of the Indemnitor or any End User of the Indemnitor in the course of using services provided pursuant to this Agreement.

14.4 The indemnification obligations of this Article IV shall survive the termination and/or expiration of this Agreement for one (1) year for any claim or action, which accrues during the term of this Agreement.

ARTICLE  XV.      BREACH

15.1    Definition.    If  Avantel or Telereunion shall fail to perform (whether
        ----------
any such failure shall arise as the result of the voluntary or involuntary action or inaction of such Party), in any material respect, any of its obligations set forth in this Agreement, including without limitation any violation of law (which is material and which adversely affects either Party's obligations under the Agreement), and such failure is not excused by any provision of this Agreement and continues un-remedied for a period of 30 days following written notice from the non-breaching Party or such shorter period as may apply under law (the "Cure Period"), then such failure shall, upon and from the expiration of the Cure Period, constitute a "Breach". Such Breach shall not be deemed to occur where Breach is directly or primarily caused by the actions of another Party.

15.2     Consequences  and Remedies.   In the event Avantel or Telereunion is in
         --------------------------
Breach, Avantel or Telereunion shall have the right, after providing Avantel/Telereunion with written notice and without prejudice to any other right the Parties may have, to exercise all or any of the following remedies, provided that such remedies may not be exercised earlier than 20 (twenty) days after Avantel/Telereunion receives such written notice, and provided further that with respect to (b), such remedy may not be exercised if Avantel/Telereunion has either remedied the default within such 20 (twenty) day period or, if the default is not capable of being remedied within such time, Avantel/Telereunion has commenced to remedy the default within such time and is diligently pursuing efforts to effect such a remedy, including submittal of a remediation plan reasonably acceptable to Avantel/Telereunion for its review and approval: (a) suspend any obligation in whole or in part under this Agreement until the default has been remedied and/or (b) terminate the Agreement with no further obligations or liability to then Parties hereunder and collect from the breaching Party a penalty of US$10,000,000 (ten million dollars, currency of the United States of America).

15.3     Limitation  of  Liability.   Neither Party shall be liable to the other
         -------------------------
for any indirect, special, punitive, or consequential damages, or any lost of business damages in the nature of lost revenues or profits arising under this Article or arising out of any act or omission of its respective employees, agents or contractors. NOTHING IN THIS SECTION SHALL MAKE EITHER PARTY LIABLE TO THE CUSTOMERS OR CONTRACTORS OF THE OTHER PARTY FOR ANY DAMAGES, WHETHER IN CONTRACT, TORT, OR OTHERWISE FOR ANY OF THE PARTIES' ACTS OR OMISSIONS ASSOCIATED WITH THIS AGREEMENT.

ARTICLE  XVI.          TERM

16.1 The initial term of this Agreement shall be fifteen (15) years commencing when the Parties' Fiber Exchange (as defined herein) have been fully installed and tested and each Party has completed and delivered to the other a Commencement/Acceptance Notice in the form of Exhibit F hereto (the "Service Acceptance Date"). Neither Party may commence revenue-generating use of a Fiber Exchange received by it until the other Party accepts the Fiber Exchange that it provides in return.

16.2 The term of service for individual Exchanges may be modified upon a mutual written agreement. Any Party shall have the right to request to renew this Agreement upon giving notice thereof; to the other Party not less than three hundred sixty five (365) days prior to the expiration of the initial term hereof. Upon agreement by both Parties this Agreement shall be extended for an additional ten [10] year term.

ARTICLE  XVII.          FORCE  MAJEURE

17.1 Neither Party shall be liable for any breach of this Agreement due to any cause beyond its reasonable control ("Force Majeure") including, without limitation, any act of God, insurrection or civil disorder, war or military operation, national or local emergency, acts or omissions of government highway authority or other competent authority, compliance with any statutory or executive order, industrial disputes of any kind (whether or not involving any Party's employees), fire, lightning, explosion, flood, earthquake, subsidence, weather of exceptional severity, acts or omissions of persons or entities for whom or for which neither Party is responsible including without limitations others Mexican Public Telecommunications Operators in their capacity as such provided that a Party shall be excused from liability under this Article VI during the tendency of a Force Majeure event. Avantel and Telereunion shall have the right to deem as an event of Force Majeure any failure by Avantel and Telereunion respectively to provide to the other and its personnel any information necessary to the performance of its obligations under this Agreement.

17.2 Telereunion or Avantel shall promptly notify the other of the occurrence of any Force Majeure event which has caused or is likely to cause it to fail to perform its obligations under this Agreement

ARTICLE  XVIII          RESOLUTION  OF  DISPUTES

18.1 Any dispute arising out of or relating to this Agreement, including the breach thereof, between the Parties, which is not settled to the mutual satisfaction of such Parties within 30 (thirty) days (or such longer period as may be mutually agreed upon) from the date that either Party informs the other in writing that such a dispute or disagreement exists (the "Settlement Period") shall be settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce ("ICC Rules"), as modified by this Agreement. The arbitration shall be carried out by a panel of 3 (three) arbitrators who shall be fluent in Spanish and English, one (1) to be designated by Avantel, one (1) to be designated by Telereunion, and the third one to be designated by the two Party-appointed arbitrators; provided, however, that if no agreement is reached between the Party-appointed arbitrators within a period 15 (fifteen) days of the date the last Party-appointed arbitrator was designated, the third arbitrator shall be designated in accordance with the ICC Rules. The Parties shall have a period of 15 (fifteen) days from the date the Settlement Period has expired to designate their respective arbitrators.

18.2 Any such arbitration shall be conducted in English and the location of the arbitration hearings shall be Mexico City, Federal District, or another location mutually agreed upon by the Parties. The final award of the arbitration panel shall be final and binding upon Avantel and Telereunion. The cost of arbitration, including the fees and expenses of the arbitrators shall be borne equally by the Parties unless the arbitration award provides otherwise.

18.3 The arbitration award may be confirmed and enforced in any court of competent jurisdiction and the Parties specifically agree that confirmation and enforcement of an award shall be governed by the U.N. Convention on the Recognition and Enforcement of Foreign Arbitral Awards and/or the Inter-American Convention on International Commercial Arbitration of 1975

ARTICLE  XIX.          CONFIDENTIALITY

19.1 All technical information, specifications, drawings, documentation and know-how of every kind and description identified as confidential and marked with an appropriate legend or, if oral confirmed in writing within twenty (20) calendar days, which is disclosed by either Party to the other under this Agreement ("Confidential Information"), except, insofar as it may be previously known or insofar as it may be in the public domain or be established to have been independently developed and so documented by the other Party, or obtained by the other Party from any person not in breach of any confidentiality obligations to the disclosing Party, is the exclusive property of the disclosing Party, and the other Party, except as specifically authorized in writing by the disclosing Party, or as permitted hereunder, shall (a) not reproduce Confidential Information except to the extent reasonably required for the performance of this Agreement, not divulge Confidential Information in whole or in part to any third Parties, and (b) use Confidential Information only for purposes necessary for the performance of this Agreement or as may be required to the performance of this Agreement. This obligation shall survive the termination of this Agreement. Each Party shall disclose Confidential Information only to those of its employees, subcontractors and agents who shall have a "need to know" the Confidential Information for the purposes described herein after first making such employees, subcontractors or agents aware of the confidentiality obligations set forth above.

19.2 The Parties shall not make news releases, publicize or issue advertising pertaining to the Agreement, without first obtaining the written approval of each other.

19.3 The Parties agree not to use the Avantel/Telereunion trademarked logo or any other intellectual property of the Parties, without first obtaining written permission from each other.

19.4 Neither Party shall disclose to any third Party during this Agreement, or during the three (3) year period thereafter, any of the terms and conditions set forth in this Agreement unless such disclosure is lawfully required by any federal governmental agency both in the United States and Mexico or is otherwise required to be disclosed by law, including United States Securities Law or is necessary in any proceeding establishing rights and obligations under this Agreement; provided that, prior to such disclosure, the disclosing Party shall notify in writing to the other Party that such request has been made and, to the extent reasonably practicable, shall afford the other Party the opportunity (at the other Party's expense) to interpose an objection or to take action to ensure confidential handling of the confidential information in the event that disclosure is lawfully required. This Agreement and all network test results or other system performance information shall be considered proprietary and confidential whether or not marked as such.

ARTICLE  XX.          RELATIONSHIP  OF  PARTIES

The relationship between the Parties shall not be that of partners or agents or joint ventures for one another and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them. Each
Party, in performing any of its obligations hereunder, shall be an independent contractor and shall discharge its contractual obligations at its own risk.


ARTICLE  XXI.          GOVERNING  LAW

This Agreement, and all questions concerning the execution, validity or invalidity, capacity of the Parties, and performance or breach of this Agreement, shall be governed by and construed in all respects, without regard to principles of conflict of laws, in accordance with the laws of Mexico.

ARTICLE  XXII.          GENERAL  PROVISIONS

22.1     Assignment.   This  Agreement  shall be binding on both Telereunion and
         ----------
Avantel and its respective successors and assigns. Neither Party will assign this Agreement without the prior written consent of the other, except if the assignment is given to an Affiliate, in case the consent shall not be unreasonably withheld.

22.2     Waiver.  No  waiver  of any provision of this Agreement in any instance
         ------
shall constitute a waiver of any other provision of this Agreement or of the same provision in any other instance, and waiver of a breach of any provision of this Agreement shall not constitute a waiver of any other breach of such provision or breach of any other provision of this Agreement.

22.3 Neither company share swap or exchange fiber, waveguides or STM1s on the initial 4 fibers with any other company for any reason. Beyond this restriction of use, there shall exist no other conditions or restrictions of use of fiber, including the sell of transmission of capacity to a Third Party, as long as it is used in compliance with all laws and regulations of the Country of Mexico and within the authorized scope the respective carrier concession.

22.4     No  Third  Party  Beneficiaries.  Nothing  contained  in this Agreement
         -------------------------------
either intentionally or unintentionally creates any rights or entitlements in any Party not a signatory to this Agreement, including affiliates of the Parties, or any other Party claiming to be a third Party beneficiary hereto.

22.5     Entire  Agreement.  This  Agreement  constitutes  the  entire agreement
         -----------------
between the Parties with respect to its subject matter, and as to all other representations, understandings or agreements which are not fully expressed herein. No amendment to this Agreement shall be valid unless in writing and signed by both Parties.

22.6     Terminology.  Words  having well-known technical or trade meaning shall
         -----------
be so construed. All listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

22.7     Cumulative  Remedies.  Except  as set forth to the contrary herein, any
         --------------------
right or remedy of either Party shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

22.8     Headings.  All  headings  used herein are for index and reference only,
         --------
and  are  not  to  be  given  substantive  effect.

22.9     Additional Actions and Documents.     Each of the Parties hereby agrees
         --------------------------------
to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed, such further documents and instruments, and to use its best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the execution of this Agreement.

22.10     Prior  Agreements;  Modifications.     This Agreement and the Exhibits
          ---------------------------------
hereto constitute the entire Agreement between the Parties with respect to the subject matter hereof, and supersede all previous understandings, commitments, or representations concerning the subject matter. All Exhibits form part of, and are integral to, this Agreement, and any reference to this Agreement includes reference to any and all Exhibits hereto. Each Party acknowledges that the other Party has not made any representations other than those that are contained herein. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the Party against whom the amendment, modification or waiver is sought to be enforced.

22.11     Conflict  and  Precedence.  In  the  event  of  a conflict between the
          -------------------------
provisions of this Agreement and those of any Exhibit, unless the provisions of the Exhibit expressly take precedence over the provisions of this Agreement, the provisions of the Agreement shall prevail and such Exhibits shall be corrected accordingly. Each Exhibit to be attached to this Agreement subsequent to the original execution of the Agreement shall be dated, subscribed to by the Parties and identified with this Agreement.

22.12     Liability  for  Negligence  or  Willfulness.  Telereunion  and Avantel
          -------------------------------------------
shall be liable to each other for damage or loss to any property or persons to the extent that such damage or loss is caused by the negligent or willful act or omission of such Party, its officers, employees, servants, agents, affiliates or contractors. Telereunion and Avantel shall not be liable to each other for damage or loss to any property or persons to the extent that such damage or loss is caused by the malfunction of any equipment supplied by such Party (or that of its representative or provider of local access service) which is connected to the other Party's System.

22.13     Standards  of  Work  Performance.  Each  Party  will  perform  its
          --------------------------------
obligations hereunder in such a manner that its performance does not violate any Laws and Regulation.

22.14     Language.     This  Agreement  will  be  executed  in both Spanish and
-----             -     --------------------------------------------------------
English,  and  in case of any discrepancy or disagreement between such versions,
--------------------------------------------------------------------------------
the  Spanish  version  will  prevail.
-------------------------------------

ARTICLE  XXIII.          NOTICES

23.1 All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing by either Party to the other by (a) prepaid registered air mail, return receipt requested,
(b) express mail (Federal Express, DHL or similar service) or (c) cable, telex, telegraph or facsimile transmission, confirmed by prepaid registered air mail, return receipt requested, or express mail, all of which shall be addressed to the respective Parties at the address shown bellow. The address or addressee of either Party may be changed at any time by written notice to the other of such change. Any notice in the form of a letter deposited by either Party through any of the means detailed herein above shall be deemed to have been given and received by the other Party upon actual receipt thereof.

If  to  Avantel:
---------------

Ing.  Jose  Maria  Zubiria  Maqueo
Chief  Financial  Officer
Avantel,  S.A.
Ave.  Paseo  de  la  Reforma  265-7th  Floor
Col.  Cuauhtemoc
06500  Mexico,  D.F.
Fax  (525)  242-1077

With  a  copy  to:

Luis  Mancera  de  Arrigunaga,  Esq.
Director  of  Legal  Affairs
Avantel,  S.A.
Ave.  Paseo  de  la  Reforma  265-6th  Floor
Col.  Cuahtemoc
06500  Mexico,  D.F.
Fax  (525)  242-1060

If  to  Telereunion:
-------------------

Mr.  Oscar  Garcia
Legal  Representative
Telereunion,  S.A.  de  C.V.
Tlacoquemecatl  No.  21
Col.  Del  Valle    03200.
 Mexico,  D.F.
Phone.  (525)  575-3875
Fax.  (525)  (525)  559-2851

With  a  copy  to:
Telscape  International,  Inc.

Attention:  Marco  A.  Castilla,  Esq.
Vice-President  and  Corporate  Counsel
Phone.  (011-713)  968-0968
Fax.  (011-713)  968-0928

Notices under this Agreement which are telephonic shall be made to the Parties' respective Network Surveillance or Network Operating Control Centers at the telephone numbers listed in Exhibit F.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first set forth above.


Avantel,  S.A.


By:
Name:     Jose  Maria  Zubiria  Maqueo
Title:  Legal  Representative


Telereunion,  S.A.  de  C.V.


By:
Name:     Oscar  Garcia
Title:  Legal  Representative

E  x  h  i  b  i  t  s


Exhibit A:     Terms and Conditions for the Fiber Exchange Service/Memorandum of
               Understanding  signed  by  both  Telereunion  and  Avantel  on
               March  4,  1999.
Exhibit  B:    Procedures  for  System  Connection  and  LEC  Cross-Connections
Exhibit  C     Specific  if  Collocation  Space  and  Standards
Exhibit  D:    Network  Specifications  and  Operating  Standards
Exhibit  E:    Protocol  of  Acceptance
Exhibit  F:    Contact/Escalation  List
Exhibit  G:    Certificate  of  Acceptance  of  Exchange  Fiber
Exhibit  H:    Request  for  Route  Change
Exhibit  I:    Maintenance  Specifications

EXHIBIT  A  TO  FIBER  OPTIC  TELECOMMUNICATIONS  EXCHANGE  AGREEMENT

This Exhibit A is made this 14 day of May, 1999 to that certain Fiber Optic Telecommunications Exchange Agreement made by and between Telereunion and AVANTEL, S.A. ("Avantel"), dated May 14, 1999.

                           MEMORANDUM OF UNDERSTANDING

                                    EXHIBIT B


PROCEDURES  FOR  SYSTEM  CONNECTIONS  AND  LEC  CROSS-CONNECTIONS

                                    EXHIBIT C


SPECIFICATION  OF  COLOCATION  SPACE  AND  STANDARDS

Collocations at POPs will be done in common facilities in caged spaces. Access will be granted on a 7x24 hour basis. Like collocation space will be provided as part of the fiber exchange. Collocation needs in addition to the basic needs may be provided at additional cost per a separate contractual arrangement. At each site a Telmex telco demarc room will be provided for the Fiber Recipient to provide for receipt of Telmex facilities for non-interconnection services. This room will meet Telmex requirements and be in addition to the first room.

Collocations at Regenerator sites will be provided on a shared rack basis. Rack shall be secure, enclosed and locked. Access will be granted on an escorted 7x24 hour basis. An administrative fee may be charged for access to unmanned sites or access to sites during non-working hours. Access to unmanned sites or sites during non-working hours must be granted on a 7x24 hour basis with a maximum delay of 2 hours from time of request.

[SPECIFIC SITE ENGINEERING AND STANDARDS MUST BE FURTHER DEFINED IN WRITTEN AND INCLUDED INTO THIS DOCUMENT.]

                                    EXHIBIT D


NETWORK  SPECIFICATIONS  AND  OPERATING  STANDARDS

                                    EXHIBIT E


PROTOCOL  OF  ACCEPTANCE

                                    EXHIBIT F


CONTACT/ESCALATION  LIST

                                    EXHIBIT G

CERTIFICATE  OF  ACCEPTANCE  OF  EXCHANGED  FIBER


     To:     Relationship  Manager  of  Telereunion  [Avantel]

     From:   Relationship  Manager  of  Telereunion  [Avantel]

     Date:

     Re:     Acceptance  of  Exchanged  Fiber


This will confirm that [specify identified exchange] has been tested and found to be operational and to meet the Network Specifications and Operating Standards set forth in the Fiber Optic Telecommunications Service Exchange Agreement, dated ____________ ___, 1998 by and between Telereunion and Avantel, S.A.



Telereunion

By_________________________________
Name:
Title:

OR

Avantel,  S.A.


By__________________________________
Name:
Title:

                                    EXHIBIT H


REQUEST  FOR  ROUTE  CHANGE


Request  No.:
     Date:

To:     ****  Communications,  Inc.  [Fiber  Provider]

In accordance with the terms of the Agreement between **** Communications, Inc. and [Fiber Recipient] dated ____________ request is hereby made for:


     _____     Access  to  new  additions

     _____  Relocation,  replacement,  rebuild  of  Fiber  Recipient  Fibers as  indicated  on  the  attachment(s)  hereto.

                                            ____________________________,
[Fiber  Recipient]
                                            Name:
                                            By:
                                            Title:

Such change of Route as specified in the attachment(s) has been accepted and shall be incorporated into, and subject to the terms of, the Agreement.

[Fiber  Provider]

Name:  __________________
By:  ____________________
                           Title:  _______________________

                                    EXHIBIT I


MAINTENANCE  SPECIFICATIONS